Exhibit 10.2

PREPARED BY AND WHEN
RECORDED RETURN TO:

Alon USA, LP
7616 LBJ Freeway, Suite 300
Dallas, Texas 75251
Attn: Harlin R. Dean

[OKLAHOMA]
FORM OF

MORTGAGE
(WITH SECURITY AGREEMENT AND FINANCING STATEMENT)

BY

HEP FIN-TEX/TRUST-RIVER, L.P.,
A TEXAS LIMITED PARTNERSHIP,
AS MORTGAGOR

TO

ALON USA, LP,
A TEXAS LIMITED PARTNERSHIP,
AS MORTGAGEE

DATED AS OF MARCH 1, 2005

THIS INSTRUMENT COVERS, AMONG OTHER PROPERTY, GOODS WHICH ARE OR MAY BECOME FIXTURES ON REAL PROPERTY DESCRIBED ON EXHIBIT A HERETO, AND IS TO BE FILED FOR RECORD IN THE REAL ESTATE RECORDS AS BOTH A MORTGAGE OF REAL PROPERTY AND AS A FIXTURE FINANCING STATEMENT UNDER THE UNIFORM COMMERCIAL CODE.

THIS INSTRUMENT IS TO BE FILED AGAINST THE TRACT INDEX IN THE REAL ESTATE RECORDS FOR EACH COUNTY IN OKLAHOMA FOR THE MORTGAGED PROPERTY LYING IN THE STATE OF OKLAHOMA.

THIS INSTRUMENT MAY CONSTITUTE THE GRANTING OF A SECURITY INTEREST BY A TRANSMITTING UTILITY WITHIN THE MEANING OF TITLE 12A, SECTION 9-401(6) OF THE OKLAHOMA STATUTES.

MORTGAGE (WITH SECURITY AGREEMENT AND FINANCING STATEMENT)

     THIS MORTGAGE (WITH SECURITY AGREEMENT AND FINANCING STATEMENT) (hereinafter referred to as this “Mortgage”), is entered into as of the 1st day of March, 2005, by HEP Fin-Tex/Trust-River, L.P., a Texas limited partnership (hereinafter referred to as “Mortgagor”), a subsidiary of Holly Energy Partners, L.P., a Delaware limited partnership (“HEP”), whose address for notice hereunder is at 100 Crescent Court, Suite 1600, Dallas, Texas 75201-6927, Attention: General Counsel, facsimile number (214) 871-3523, to Alon USA, LP, a Texas limited partnership (hereinafter referred to “Mortgagee”), whose address for notice hereunder is 7616 LBJ Freeway, Suite 300, Dallas, Texas 75251, Attention: General Counsel, facsimile number (972) 367-3724.

W I T N E S S E T H:

ARTICLE 1

DEFINITIONS

1.1	Definitions. As used herein, the following terms shall have the following meanings:

(a)    Affiliate: With respect to a specified Person, any other Person controlling, controlled by or under common control with that first Person. As used in this definition, the term “control” includes (a) with respect to any Person having voting shares or the equivalent and elected directors, managers or Persons performing similar functions, the ownership of or power to vote, directly or indirectly, shares or the equivalent representing more than 50% of the power to vote in the election of directors, managers or Persons performing similar functions, (b) ownership of more than 50% of the equity or equivalent interest in any Person and (c) the ability to direct the business and affairs of any Person by acting as a general partner, manager or otherwise.

(b)    Contracts: The Terminal Contracts and/or the Pipeline Contracts, as the context may require.

(c)    Easements: The Terminal Easements and/or the Pipeline Easements, as the context may require.

(d)    Event of Default: Any happening or occurrence described in Article 7 of this Mortgage.

(e)    Fixtures: All materials, supplies, equipment, apparatus and other items now or hereafter acquired by Mortgagor and now or hereafter attached to, installed in or used in connection with (temporarily or permanently) any of the Real Property, the Pipelines or the Terminals, together with all accessions, replacements, betterments and substitutions for any of the foregoing and the proceeds thereof.

(f)    Governmental Entity: Any court, governmental department, commission, council, board, bureau, agency or other judicial, administrative, regulatory, legislative or other instrumentality of the United States of America or any foreign country, or any state, county, municipality or local governmental body or political subdivision or any such other foreign country.

(g)    Impositions: All real estate and personal property taxes; water, gas, sewer, electricity and other utility rates and charges; charges for any easement, license or agreement maintained for the benefit of the Mortgaged Property; and all other taxes, charges and assessments and any interest, costs or penalties with respect thereto, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever which at any time prior to or after the execution hereof may be assessed, levied or imposed upon the Mortgaged Property or the ownership, use, occupancy or enjoyment thereof.

(h)    Improvements: The Terminal Improvements and the Pipeline Improvements, as the context may require.

(i)    Leases: Any and all leases, subleases, licenses, concessions or other agreements (written or verbal, now or hereafter in effect) which grant a possessory interest in and to, or the right to use, the Mortgaged Property, and all other agreements, such as utility contracts, maintenance agreements and service contracts, which in any way relate to the use, occupancy, operation, maintenance, enjoyment or ownership of the Mortgaged Property, including, without limitation, the Surface Leases, save and except any and all leases, subleases or other agreements pursuant to which Mortgagor is granted a possessory interest in the Real Property.

(j)     Legal Requirements: Shall mean (i) any and all laws, statutes, codes, rules, regulations, ordinances, judgments, orders, writs, decrees, requirements or determinations of any Governmental Entity, and (ii) to the extent not covered by clause (i) immediately above, any and all requirements of permits, licenses, certificates, authorizations, concessions, franchises or other approvals granted by any Governmental Entity .

(k)    Mortgage: Shall have the meaning set forth in the introductory paragraph hereof.

(l)    Mortgaged Property: The Terminal Assets and the Pipeline Assets, together with:

(i)     all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances in anywise appertaining thereto, and all right, title and interest of Mortgagor in and to any streets, ways, alleys, strips or gores of land adjoining the Real Property or any part thereof; and

(ii)     all betterments, additions, alterations, appurtenances, substitutions, replacements and revisions thereof and thereto and all reversions and remainders therein; and

(iii)     all other property and rights of Mortgagor of every kind and character to the extent specifically relating to and used or to be used solely in connection with the foregoing property, and all proceeds and products of any of the foregoing.

As used in this Mortgage, the term “Mortgaged Property” shall be expressly defined as meaning all or, where the context permits or requires, any portion of the above, and all or, where the context permits or requires, any interest therein. Notwithstanding anything to the contrary herein, in no event shall the term “Mortgaged Property” include any Product owned by third parties that may be shipped through or stored at or in any of the Mortgaged Property.

(m)    Mortgagee: The above defined Mortgagee.

(n)    Mortgagor: The above defined Mortgagor, whether one or more, and any and all subsequent owners of the Mortgaged Property or any part thereof.

(o)    Obligations: Shall have the meaning given such term in Section 2.1.

(p)    Permits: The Terminal Permits and/or the Pipeline Permits, as the context may require.

(q)    Permitted Encumbrances: Shall mean any of the following matters:

(a) any (i) inchoate liens, security interests or similar charges constituting or securing the payment of expenses which were incurred incidental to the ownership and operation of the Pipelines and Terminals (collectively, the “Operations”) or the operation, storage, transportation, shipment, handling, repair, construction, improvement or maintenance of the Mortgaged Property, and (ii) materialman’s, mechanics’, repairman’s, employees’, contractors’, operators’, warehousemen’s, barge or ship owner’s and carriers’ liens or other similar liens, security interests or charges for liquidated amounts arising in the ordinary course of business incidental to the conduct of the Operations or the ownership and operation of the Mortgaged Property, securing amounts the payment of which is not delinquent and that will be paid in the ordinary course of business or, if delinquent, that are being contested in good faith with any action or proceeding to foreclose or attach any of the Mortgaged Property on account thereof properly stayed; (b) any liens or security interests for Taxes not yet delinquent or, if delinquent, that are being contested in good faith in the ordinary course of business with any action or proceeding to foreclose or attach any of the Mortgaged Property on account thereof properly stayed; (c) any liens or security interests reserved in leases, rights of way or other real property interests for rental or for compliance with the terms of such leases, rights of way or other real property interests, provided payment of the debt secured is not delinquent or, if delinquent, is being contested in good faith in the ordinary course of business with any action or proceeding to foreclose or attach any of the Mortgaged Property on account thereof properly stayed; (d) all prior reservations of minerals in and under or that may be produced from any of the lands constituting part of the Mortgaged Property or on which any part of the Mortgaged Property is located; (e) all liens (other than liens for borrowed money), security interests, charges, easements, restrictive covenants, encumbrances, contracts, instruments, obligations, discrepancies, conflicts, shortages in area or boundary lines, encroachments or protrusions, or overlapping of improvements, defects, irregularities and other matters affecting or encumbering title to the Mortgaged Property which individually or in the aggregate are not such as to unreasonably or materially interfere with or prevent any material operations conducted on the Mortgaged Property; (f) rights reserved to or vested in any Governmental Entity to control or regulate any of the Mortgaged Property or the Operations and all Legal Requirements of such authorities, including any building or zoning ordinances and all environmental laws; (g) any contract, easement, instrument, lien, security instrument, permit, amendment, extension or other matter entered into by a party in accordance with the terms of the Contribution Agreement (as defined in the Pipelines and Terminals Agreement) or in compliance with the approvals or directives of the other party made pursuant to such Contribution Agreement; (h) all Post Closing Consents (as defined in the Contribution Agreement); (i) defects in the early chain of the title consisting of the mere failure to recite marital status in a document or omissions of successions of heirship proceedings, unless such failure or omission results in another person’s superior claim of title to the Pipeline Easements or relevant portion thereof; (j) any assertion of a defect based on a lack of a survey with respect to the Pipelines; (k) any title defect affecting (or the termination or expiration of) any easement, right of way, leasehold interest or fee interest affecting property over which the Pipelines pass which has been replaced prior to the date of this Mortgage by an easement, right of way, leasehold interest or fee interest covering substantially the same land or the portion thereof used by Mortgagee or its affiliates; and (l) all Senior Liens.

(r)    Person: An individual, a corporation, a partnership, a limited liability company, an association, a trust, or any other entity or organization, including, without limitation, any Governmental Entity.

(s)    Personalty: The Terminal Equipment, the Pipeline Equipment, and all other personal property (other than the Fixtures) and intangible assets of any kind or character as defined in and subject to the provisions of the Texas Business and Commerce Code (Article 9 — Secured Transactions), which are now or hereafter located or to be located upon, within or about the Real Property, or which are or may be used in or related to the planning, development, financing or operation of the Mortgaged Property, together with all accessories, replacements and substitutions thereto or therefor and the proceeds thereof.

(t)    Pipeline Assets: All of the following assets, properties and rights, whether real, personal or mixed, which are owned or held for use by Mortgagor solely in connection with the ownership or operation of those certain pipelines described in Part I of Exhibit B (the “Pipelines”) and the maps depicted in Part II of Exhibit B:

        (i)    All parcels of fee simple real property now or hereafter owned by Mortgagor on which any part of the Pipelines are located including, without limitation, the property held in fee by Mortgagor listed on Part III of Exhibit B (collectively, the “Pipeline Fee Land”);

        (ii)    All leases of real property now or hereafter entered into or acquired by Mortgagor on which all or a part of the Pipelines are located, including, without limitation, the leases (the “Pipeline Leases”) listed on Part IV of Exhibit B;

        (iii)    All easements, rights-of-way, property use agreements, line rights and real property licenses (including right-of-way permits from railroads and road crossing permits or other right-of-way permits from Governmental Entities) required to operate the Pipelines now or hereafter entered into or acquired by Mortgagor, including, without limitation, the easements, rights-of-way, property use agreements, line rights and real property licenses listed on Part V of Exhibit B (the “Pipeline Easements”);

        (iv)    All structures, fixtures and appurtenances to the real property described in clause (i) above and the leased land covered by the leases described in clause (ii) above and now or hereafter owned by Mortgagor, including, without limitation, any buildings, pipelines and pumping facilities listed on Part VI of Exhibit B (collectively, the “Pipeline Improvements”);

        (v)    To the extent same do not constitute Pipeline Improvements, any and all fittings, cathodic protection ground beds, rectifiers, other cathodic or electric protection devices, machinery, engines, pipes, pipelines, valves, valve boxes, connections, gates, scraper trap extenders, telecommunication facilities and equipment (including microwave and other transmission towers), lines, wires, computer hardware, fixed or mobile machinery and equipment, vehicle refueling tanks, pumps, heating and non-pipeline pumping stations, fittings, tools, furniture and metering equipment now or hereafter acquired by Mortgagor, including, without limitation, (A) from time to time located on the Pipeline Real Property, but excluding the assets of others located at such locations, or (B) wherever located, in each case as listed on Part VII of Exhibit B (the “Pipeline Equipment”);

        (vi)    The contracts, agreements, leases and other legally binding rights and obligations of Mortgagor listed on Part VIII of Exhibit B, but excluding those contracts and agreements constituting Pipeline Leases and Pipeline Easements (the “Pipeline Contracts”);

        (vii)    The intellectual property rights and related computer software listed on Part IX of Exhibit B;

        (viii)    All permits, licenses, certificates, authorizations, registrations, orders, waivers, variances and approvals now or hereafter granted by any Governmental Entity to Mortgagor or its predecessors in interest pertaining solely to the ownership or operation of the Pipelines, including, without limitation, those permits, licenses, certificates, authorizations, registrations, orders, waivers, variances and approvals listed on Part X of Exhibit B, in each case to the extent the same are assignable (the “Pipeline Permits”); and

        (ix)    All records and documents now or hereafter acquired by Mortgagor relating solely to the ownership, condition or operation of the Pipeline Assets (the “Pipeline Records”).

(u)    Pipeline Contracts: Shall have the meaning set forth in subsection (vi) of the definition of Pipeline Assets.

(v)    Pipeline Easements: Shall have the meaning set forth in subsection (iii) of the definition of Pipeline Assets.

(w)    Pipeline Equipment: Shall have the meaning set forth in subsection (v) of the definition of Pipeline Assets.

(x)    Pipeline Fee Land: Shall have the meaning set forth in subsection (i) of the definition of Pipeline Assets.

(y)    Pipeline Improvements: Shall have the meaning set forth in subsection (iv) of the definition of Pipeline Assets.

(z)    Pipeline Leases: Shall have the meaning set forth in subsection (ii) of the definition of Pipeline Assets.

(aa)    Pipeline Permits: Shall have the meaning set forth in subsection (viii) of the definition of Pipeline Assets.

(bb)    Pipeline Real Property: Collectively, the Pipeline Fee Land, the Pipeline Leases, the Pipeline Improvements and the Pipeline Easements.

(cc)    Pipeline Records: Shall have the meaning set forth in subsection (ix) of the definition of Pipeline Assets.

(dd)     Pipelines: Shall have the meaning set forth in the first paragraph of the definition of Pipeline Assets.

(ee)    Pipelines and Terminals Agreement: That certain Pipelines and Terminals Agreement dated as of February 28, 2005 between HEP and Mortgagee, together with any amendments, restatements or modifications from time to time made thereto.

(ff)    Product: Crude oil, distilled liquid crude oil fractions, gasoline, iso-butane, diesel fuel, and/or jet fuel transported through the Pipelines.

(gg)    Real Property: The Terminal Real Property and the Pipeline Real Property.

(hh)    Security Documents: This Mortgage and any and all other documents now or hereafter executed by Mortgagor or any other Person to evidence or secure the performance of the Obligations.

(ii)    Senior Bank Liens: Collectively, (a) each lien and security interest in all or any portion of the Mortgaged Property heretofore or hereafter granted by Mortgagor or its Affiliates in favor of Union Bank of California, N.A., in its capacity as the administrative agent (or any assignee of or successor to such administrative agent) under the Senior Credit Agreement and on behalf of the Credit Parties (as defined in the security documents related to such liens and security interests), and (b) each lien and security interest in all or any portion of the Mortgaged Property hereafter granted by any Person who acquires an interest in all or any portion of the Mortgaged Property securing senior debt of such Person.

(jj)    Senior Credit Agreement: That certain Credit Agreement dated as of July 7, 2004 (as extended, amended, supplemented and/or restated, including any refinancing thereof in whole or in part, from time to time) among Holly Energy Partners — Operating, L.P., a Delaware limited partnership, the banks party thereto from time to time, and Union Bank of California, N.A., in its capacity as administrative agent (or any assignee of or successor to such administrative agent).

(kk)    Senior Lien: Collectively, the Senior Bank Liens and each other lien and security interest as to which the lien and security interest granted pursuant to this Mortgage has been subordinated thereto pursuant to the terms of a Subordination, Non-Disturbance and Attornment Agreement in substantially the form of Attachment 1 hereto executed by the Mortgagee and the holder of such lien and security interest and recorded in the Official Public Records of Real Property of Cotton, Jefferson and Stephens Counties, Oklahoma, and (at the election of such holder) any or all of the other counties in Oklahoma in which any of the Mortgaged Property is located.

(ll)    Surface Leases: The Terminal Leases and/or the Pipeline Leases, as the context may require.

(mm)    Taxes: Any and all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, leases, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, or assessments.

(nn)    Terminal Assets: All of the following assets, properties and rights, whether real, personal or mixed, which are owned or held for use by Mortgagor solely in connection with the ownership or operation of those certain terminals described in Part I of Exhibit A (the “Terminals”):

         (i)      All parcels of fee simple real property now or hereafter owned by Mortgagor on which any part of the Terminals is located including, without limitation, the property listed on Part II of Exhibit A (collectively, the “Terminal Fee Land”);

        (ii)      All leases of real property now or hereafter entered into or acquired by Mortgagor on which all or a part of the Terminals is located, including, without limitation, the leases (the “Terminal Leases”) listed on Part III of Exhibit A;

        (iii)     All easements, rights-of-way, property use agreements, line rights and real property licenses (including right-of-way permits from railroads and road crossing permits or other right-of-way permits from Governmental Entities) required to operate the Terminals now or hereafter entered into or acquired by Mortgagor, including, without limitation, the easements, rights-of-way, property use agreements, line rights and real property licenses listed on Part IV of Exhibit A (the “Terminal Easements”);

        (iv)     All structures, fixtures and appurtenances to the real property described in clause (i) above and the leased land covered by the leases described in clause (ii) above and now or hereafter owned by Mortgagor, including, without limitation, any buildings, pipelines and pumping facilities, listed on Part V of Exhibit A (collectively, the “Terminal Improvements”);

        (v)     To the extent same do not constitute Terminal Improvements, any and all fittings, cathodic protection ground beds, rectifiers, other cathodic or electric protection devices, machinery, engines, pipes, pipelines, valves, valve boxes, connections, gates, scraper trap extenders, telecommunication facilities and equipment (including microwave and other transmission towers), lines, wires, computer hardware, fixed or mobile machinery and equipment, vehicle refueling tanks, pumps, heating and non-pipeline pumping stations, fittings, tools, furniture and metering equipment, now or hereafter acquired by Mortgagor, including, without limitation, (A) from time to time located on the Terminal Real Property, but excluding the assets of others located at such locations, or (B) wherever located, in each case as listed on Part VI of Exhibit A (the “Terminal Equipment”);

        (vi)     The contracts, agreements, leases and other legally binding rights and obligations of Mortgagor listed on Part VII of Exhibit A, but excluding those contracts and agreements constituting Terminal Leases and Terminal Easements (the “Terminal Contracts”);

        (vii)     The intellectual property rights and related computer software listed on Part VIII of Exhibit A;

        (viii)     All permits, licenses, certificates, authorizations, registrations, orders, waivers, variances and approvals now or hereafter granted by any Governmental Entity to

Mortgagor or its predecessors in interest pertaining solely to the ownership or operation of the Terminals, including, without limitation, those permits, licenses, certificates, authorizations, registrations, orders, waivers, variances and approvals listed on Part IX of Exhibit A, in each case to the extent the same are assignable (the “Terminal Permits”); and

        (ix)     All records and documents now or hereafter acquired by Mortgagor relating solely to the ownership, condition or operation of the Terminal Assets (the “Terminal Records”).

(oo)    Terminal Contracts: Shall have the meaning set forth in subsection (vi) of the definition of Terminal Assets.

(pp)    Terminal Easements: Shall have the meaning set forth in subsection (iii) of the definition of Terminal Assets.

(qq)    Terminal Equipment: Shall have the meaning set forth in subsection (v) of the definition of Terminal Assets.

(rr)    Terminal Fee Land: Shall have the meaning set forth in subsection (i) of the definition of Terminal Assets.

(ss)    Terminal Improvements: Shall have the meaning set forth in subsection (iv) of the definition of Terminal Assets.

(tt)    Terminal Leases: Shall have the meaning set forth in subsection (ii) of the definition of Terminal Assets.

(uu)    Terminal Permits: Shall have the meaning set forth in subsection (viii) of the definition of Terminal Assets.

(vv)    Terminal Real Property: Collectively, the Terminal Fee Land, the Terminal Leases, the Terminal Improvements and the Terminal Easements.

(ww)    Terminal Records: Shall have the meaning set forth in subsection (ix) of the definition of Terminal Assets.

(xx)    Terminals: Shall have the meaning set forth in the first paragraph of the definition of Terminal Assets.

ARTICLE 2

GRANT

2.1      Grant. To secure and enforce the prompt performance and compliance by HEP of all obligations set forth for HEP in Section 13(c), Section 17(c), Section 17(d), Section 18 and Section 21(c) of the Pipelines and Terminals Agreement, plus all damages owed to Mortgagee resulting from any rejection of the Pipelines and Terminals Agreement by HEP in any bankruptcy or insolvency proceeding involving HEP, and any reasonable costs and expenses (including, but not limited to, attorneys’ and experts’ fees and court costs) incurred by Mortgagee in enforcing and exercising its rights hereunder (collectively, the “Obligations”), Mortgagor has GRANTED, BARGAINED, SOLD and CONVEYED, and by these presents does GRANT, BARGAIN, SELL and CONVEY, unto Mortgagee the Mortgaged Property, subject, however, to the Permitted Encumbrances, TO HAVE AND TO HOLD the Mortgaged Property unto Mortgagee, forever, and Mortgagor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property unto Mortgagee against every Person whomsoever lawfully claiming or to claim the same or any part thereof other than against any holder of any Senior Lien; provided, however, that this grant shall terminate upon the full performance and discharge of all of the Obligations and in accordance with the other terms set forth herein.

ARTICLE 3

WARRANTIES AND REPRESENTATIONS

Mortgagor hereby unconditionally warrants and represents to Mortgagee as follows:

3.1      Organization and Power. Mortgagor (a) is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Texas, and has complied with all conditions prerequisite to its doing business in the State of Texas and (b) has all requisite power and all governmental certificates of authority, licenses, permits, qualifications and documentation to own, lease and operate its properties and to carry on its business as now being, and as proposed to be, conducted.

3.2      Validity of Security Documents. The execution, delivery and performance by Mortgagor of the Security Documents (a) are within Mortgagor’s powers and have been duly authorized by Mortgagor’s partners or other necessary parties, and all other requisite action for such authorization has been taken; (b) have received all (if any) requisite prior governmental approval in order to be legally binding and enforceable in accordance with the terms thereof; and (c) will not violate, be in conflict with, result in a breach of or constitute (with due notice or lapse of time, or both) a default under, any Legal Requirement or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of Mortgagor’s property or assets, except as contemplated by the provisions of the Security Documents. The Security Documents constitute the legal, valid and binding obligations of

Mortgagor and others obligated under the terms of the Security Documents, in accordance with their respective terms.

3.3      Lien of this Instrument. Subject to the Senior Liens, this Mortgage constitutes a valid and subsisting mortgage lien on the Real Property and the Fixtures and a valid, subsisting security interest in and to, and a valid assignment of, the Personalty and Leases, all in accordance with the terms hereof.

3.4      Litigation. There are no actions, suits or proceedings pending, or to the knowledge of Mortgagor threatened, against or affecting the Mortgagor as a result of or in connection with Mortgagor’s entering into this Mortgage, or involving the validity or enforceability of this Mortgage or the priority of the liens and security interests created by the Security Documents, and no event has occurred (including specifically Mortgagor’s execution of the Security Documents) which will violate, be in conflict with, result in the breach of, or constitute (with due notice or lapse of time, or both) a default under, any Legal Requirement or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of Mortgagor’s property other than the liens and security interests created by the Security Documents.

ARTICLE 4

AFFIRMATIVE COVENANTS OF MORTGAGOR

Mortgagor hereby unconditionally covenants and agrees with Mortgagee as follows:

4.1      Lien Status. Except for the Permitted Encumbrances, Mortgagor will protect the lien and security interest status of this Mortgage and except for the Permitted Encumbrances, will not, without the prior written consent of Mortgagee, place, or permit to be placed, or otherwise mortgage, hypothecate or encumber the Mortgaged Property with, any other lien or security interest of any nature whatsoever (statutory, constitutional or contractual) regardless of whether same is allegedly or expressly inferior to the lien and security interest created by this Mortgage, and, if any such lien or security interest is asserted against the Mortgaged Property, Mortgagor will promptly, at its own cost and expense, (a) pay the underlying claim in full or take such other action so as to cause same to be released and (b) within five days from the date such lien or security interest is so asserted, give Mortgagee notice of such lien or security interest. Such notice shall specify who is asserting such lien or security interest and shall detail the origin and nature of the underlying claim giving rise to such asserted lien or security interest.

ARTICLE 5

NEGATIVE COVENANTS OF MORTGAGOR

        Mortgagor hereby covenants and agrees with Mortgagee that, until the full performance and discharge of all of the Obligations, Mortgagor will not, without the prior written consent of

Mortgagee, create, place or permit to be created or placed, or through any act or failure to act, acquiesce in the placing of, or allow to remain, any mortgage, pledge, lien (statutory, constitutional or contractual), security interest, encumbrance or charge on, or conditional sale or other title retention agreement, regardless of whether same are expressly subordinate to the liens of the Security Documents, with respect to, the Mortgaged Property, other than the Permitted Encumbrances.

ARTICLE 6

AFFIRMATIVE COVENANTS OF MORTGAGEE

        By its acceptance hereof, Mortgagee recognizes that (a) Mortgagor is obligated or may hereafter become obligated to any of the Credit Parties in connection with the Senior Credit Agreement, and (b) Mortgagor and any future owner of the Mortgaged Property may incur additional indebtedness or become otherwise obligated to one or more banks, insurance companies, investment banks or other financial institutions regularly engaged in commercial lending and/or bonds, debentures, notes and similar instruments evidencing obligations that may be secured by liens or security interests on some or all of Mortgagor’s property, including the Mortgaged Property (the holder of such liens or security interests being a “Secured Lender”). To the extent that any such Secured Lender notifies Mortgagee of Secured Lender’s desire to subordinate the lien and security interest held by Mortgagee pursuant to this Mortgage, Mortgagee, by its acceptance hereof, will agree to effect such subordination by promptly executing, in one or more counterparts, a Subordination, Non-Disturbance and Attornment Agreement in substantially the form of Attachment 1 hereto (the “SNDA”). The subordination of this Mortgage shall (i) not be effective unless and until the SNDA has been executed by the Secured Lender, and (ii) be subject to compliance by the Secured Lender with its obligations under Section 3 and Section 4 of the SNDA. Any Secured Lender who is a party to an SNDA and who is in compliance with its obligations under Section 3 and Section 4 of such SNDA is hereinafter referred to as a “Lienholder.”

ARTICLE 7

EVENTS OF DEFAULT

        The term “Event of Default”, as used in the Security Documents, shall mean the occurrence or happening, at any time and from time to time, of any one or more of the following.

7.1      Breach of Mortgage. (a) Mortgagor shall (i) fail to perform or observe, in any material respect, any covenant, condition or agreement of this Mortgage to be performed or observed by Mortgagor, or (ii) breach any warranty or representation made by Mortgagor in this Mortgage, and such failure or breach shall continue unremedied for a period of thirty (30) days after receipt of written notice thereof to the Mortgagor from the Mortgagee; provided, however, that in the event such failure or breach cannot be reasonably cured within such thirty (30) day period and Mortgagor has diligently proceeded (and continues to proceed) to cure such breach, Mortgagor shall have an additional sixty (60) days to cure such failure or breach, or (b) HEP shall fail to perform all of the Obligations in full and on or before the dates same are to be performed (after giving effect to any applicable grace and cure periods).

7.2      Voluntary Bankruptcy. Mortgagor shall (i) voluntarily be adjudicated a bankrupt or insolvent, (ii) procure, permit or suffer the voluntary or involuntary appointment of a receiver, trustee or liquidator for itself or for all or any substantial portion of its property, (iii) file any petition seeking a discharge, rearrangement, or reorganization of its debts pursuant to the bankruptcy laws or any other debtor relief laws of the United States or any state or any other competent jurisdiction, or (iv) make a general assignment for the benefit of its creditors.

7.3      Involuntary Bankruptcy. If (i) a petition is filed against Mortgagor seeking to rearrange, reorganize or extinguish its debts under the provisions of any bankruptcy or other debtor relief law of the United States or any state or other competent jurisdiction, and such petition is not dismissed or withdrawn within sixty (60) days after its filing, or (ii) a court of competent jurisdiction enters an order, judgment or decree appointing, without the consent of Mortgagor a receiver or trustee for it, or for all or any part of its property, and such order, judgment, or decree is not dismissed, withdrawn or reversed within sixty (60) days after the date of entry of such order, judgment or decree.

7.4      Rejection of Pipelines and Terminals Agreement. A rejection, by or on behalf of Mortgagor or HEP, of the Pipelines and Terminals Agreement in bankruptcy.

ARTICLE 8

DEFAULT

8.1      Remedies. Subject, in each case, to the rights of any Lienholder arising under or pursuant to the Senior Liens, and the terms and provisions of the SNDA, and provided no Alon Event of Default (as defined in the Pipelines and Terminals Agreement) has occurred and is continuing (other than an Alon Event of Default resulting solely and directly from a failure by HEP to comply with the Obligations), if an Event of Default shall occur and be continuing, Mortgagee may, at Mortgagee’s election, exercise any or all of the following rights, remedies and recourses.

(a)     Entry Upon Mortgaged Property. Enter upon the Mortgaged Property and take exclusive possession thereof and of all books, records and accounts relating thereto. If Mortgagor remains in possession of all or any part of the Mortgaged Property after an Event of Default and without Mortgagee’s prior written consent thereto, Mortgagee may invoke any and all legal remedies (other than foreclosure) to dispossess Mortgagor, including specifically one or more actions for forcible entry and detainer, trespass to try title and writ of restitution. Nothing contained in the foregoing sentence shall, however, be construed to impose any greater obligation or any prerequisites to acquiring possession of the Mortgaged Property after an Event of Default than would have existed in the absence of such sentence.

(b)     Operation of Mortgaged Property. Hold, lease, manage, operate or otherwise use or permit the use of the Mortgaged Property, either itself or by other Persons, firms or entities, in such manner, for such time and upon such other terms as Mortgagee may deem to be prudent and reasonable under the circumstances (making such repairs, alterations, additions and improvements thereto and taking any and all other action with reference thereto, from time to time, as Mortgagee shall deem necessary or desirable), and apply all amounts collected by Mortgagee in connection therewith in accordance with the provisions of Section 8.7.

(c)     Trustee or Receiver. Prior to, upon or at any time after, commencement of any legal proceedings hereunder, make application to a court of competent jurisdiction as a matter of strict right and without notice to Mortgagor or regard to the adequacy of the Mortgaged Property for the satisfaction of the Obligations for appointment of a receiver of the Mortgaged Property, and Mortgagor does hereby irrevocably consent to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court.

(d)     Other. Exercise any and all other rights, remedies and recourses granted under this Mortgage.

8.2      Remedies Cumulative, Concurrent and Nonexclusive. Mortgagee shall have all rights, remedies and recourses granted in the Pipelines and Terminals Agreement and, subject to the rights of any Lienholder arising under or pursuant to the Senior Liens, and the terms and provisions of the SNDA, this Mortgage and same (a) shall be cumulative and concurrent; (b) may be pursued separately, successively or concurrently against Mortgagor or others obligated under this Mortgage, or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Mortgagee; (c) may be exercised as often as occasion therefor shall arise, it being agreed by Mortgagor that the exercise or failure to exercise any of same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse; and (d) are intended to be, and shall be, nonexclusive.

8.3      Obligations. Neither Mortgagor, HEP nor any other Person hereafter obligated for performance or fulfillment of all or any of the Obligations shall be relieved of such obligation by reason of (a) the release, regardless of consideration, of the Mortgaged Property or the addition of any other property to the Mortgaged Property; (b) any agreement or stipulation between any subsequent owner of the Mortgaged Property and Mortgagee extending, renewing, rearranging or in any other way modifying the terms of the Security Documents without first having obtained the consent of, given notice to or paid any consideration to Mortgagor or such other Person, and in such event Mortgagor and all such other Persons shall continue to be liable to make payment according to the terms of any such extension or modification agreement unless expressly released and discharged in writing by Mortgagee; or (c) by any other act or occurrence save and except the complete fulfillment of all of the Obligations.

8.4      Release of and Resort to Collateral. Mortgagee may release, regardless of consideration, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interest created in or evidenced by this Mortgage or their stature as a lien and security interest in and to the Mortgaged Property.

8.5      Waiver of Redemption, Notice and Marshalling of Assets. To the fullest extent permitted by law, Mortgagor hereby irrevocably and unconditionally waives and releases (a) all benefits that might accrue to Mortgagor by virtue of any present or future law exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption or extension of time for payment; (b) all notices of any Event of Default or of Mortgagee’s election to exercise or his actual exercise of any right, remedy or recourse provided for under this Mortgage; and (c) any right to a marshalling of assets or a sale in inverse order of alienation.

8.6      Discontinuance of Proceedings. In case Mortgagee shall have proceeded to invoke any right, remedy or recourse permitted under this Mortgage and shall thereafter elect to discontinue or abandon same for any reason, Mortgagee shall have the unqualified right so to do and, in such an event, Mortgagor and Mortgagee shall be restored to their former positions with respect to the Obligations, the Security Documents, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Mortgagee shall continue as if same had never been invoked.

8.7      Application of Proceeds. Subject, in each case, to the rights of any Lienholder arising under or pursuant to the Senior Liens, and the terms and provisions of the SNDA (including, without limitation, the right to receive payments otherwise due to HEP under the terms of the Pipelines and Terminals Agreement), the proceeds and other amounts generated by the holding, operating or other use of, the Mortgaged Property shall be applied by Mortgagee (or the receiver, if one is appointed) to the extent that funds are so available therefrom in the following orders of priority:

(a)     first, to the payment of the costs and expenses of taking possession of the Mortgaged Property and of holding, using, leasing, repairing and improving the same, including without limitation (i) trustees’ and receivers’ fees, (ii) court costs, (iii) attorneys’ and accountants’ fees, and (iv) the payment of any and all Impositions, liens, security interests or other rights, titles or interests equal or superior to the lien and security interest of this Mortgage (except those to which the Mortgaged Property has been sold subject to and without in any way implying Mortgagee’s prior consent to the creation thereof);

(b)     second, to the payment of all amounts which may be due to Mortgagee with respect to the Obligations;

(c)     third, to the extent permitted by law, funds are available therefor out of the proceeds generated by the holding, operating or other use of the Mortgaged Property and known by Mortgagee, to the payment of any indebtedness or obligation secured by a subordinate mortgage on or security interest in the Mortgaged Property; and

(d)     fourth, to Mortgagor.

8.8      INDEMNITY. IN CONNECTION WITH ANY ACTION TAKEN BY MORTGAGEE PURSUANT TO THIS MORTGAGE, MORTGAGEE AND ITS OFFICERS, DIRECTORS, SHAREHOLDERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS, REPRESENTATIVES, ATTORNEYS, ACCOUNTANTS AND EXPERTS (COLLECTIVELY THE “INDEMNIFIED PARTIES”) SHALL NOT BE LIABLE FOR ANY LOSS SUSTAINED BY MORTGAGOR RESULTING FROM (i) AN ASSERTION THAT MORTGAGEE OR INDEMNIFIED PARTY HAS RECEIVED FUNDS FROM THE OPERATIONS OF THE MORTGAGED PROPERTY CLAIMED BY THIRD PERSONS OR (ii) ANY ACT OR OMISSION OF MORTGAGEE OR INDEMNIFIED PARTY IN ADMINISTERING, MANAGING, OPERATING OR CONTROLLING THE MORTGAGED PROPERTY, INCLUDING IN EITHER CASE SUCH LOSS WHICH MAY RESULT FROM THE ORDINARY NEGLIGENCE OF MORTGAGEE OR AN INDEMNIFIED PARTY OR WHICH MAY RESULT FROM STRICT LIABILITY, WHETHER UNDER APPLICABLE LAW OR OTHERWISE, UNLESS SUCH LOSS IS CAUSED BY THE GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR BAD FAITH OF MORTGAGEE OR ANY INDEMNIFIED PARTY NOR SHALL MORTGAGEE AND/OR ANY INDEMNIFIED PARTY BE OBLIGATED TO PERFORM OR DISCHARGE ANY OBLIGATION, DUTY OR LIABILITY OF MORTGAGOR. MORTGAGOR SHALL AND DOES HEREBY AGREE TO INDEMNIFY MORTGAGEE AND EACH INDEMNIFIED PARTY FOR, AND TO HOLD THEM HARMLESS FROM, ANY AND ALL LOSSES WHICH MAY OR MIGHT BE INCURRED BY MORTGAGEE OR INDEMNIFIED PARTY BY REASON OF THIS MORTGAGE OR THE EXERCISE OF RIGHTS OR REMEDIES HEREUNDER, INCLUDING SUCH LOSSES WHICH MAY RESULT FROM THE ORDINARY NEGLIGENCE OF MORTGAGEE OR AN INDEMNIFIED PARTY OR WHICH MAY RESULT FROM STRICT LIABILITY, WHETHER UNDER APPLICABLE LAW OR OTHERWISE, UNLESS SUCH LOSS IS CAUSED BY THE GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR BAD FAITH OF MORTGAGEE OR INDEMNIFIED PARTY. SHOULD MORTGAGEE AND/OR ANY INDEMNIFIED PARTY MAKE ANY EXPENDITURE ON ACCOUNT OF ANY SUCH LOSSES, THE AMOUNT THEREOF, INCLUDING, WITHOUT LIMITATION, COSTS, EXPENSES AND REASONABLE ATTORNEYS’ FEES, SHALL BE A DEMAND OBLIGATION (WHICH OBLIGATION MORTGAGOR HEREBY EXPRESSLY PROMISES TO PAY) OWING BY MORTGAGOR TO MORTGAGEE AND SHALL BEAR INTEREST FROM THE DATE EXPENDED UNTIL PAID AT THE HIGHEST RATE ALLOWED BY LAW, SHALL BE A PART OF THE OBLIGATIONS AND SHALL BE SECURED BY THIS MORTGAGE. THE LIABILITIES OF MORTGAGOR AS SET FORTH IN THIS SECTION 8.8 SHALL SURVIVE THE TERMINATION OF THIS MORTGAGE.

ARTICLE 9

SECURITY AGREEMENT

9.1      Security Interest. This Mortgage shall be construed as a mortgage on real property and it shall (subject to the Senior Liens) also constitute and serve as a “Security Agreement” on personal property within the meaning of, and shall constitute a security interest under, the Uniform Commercial Code (as in effect in the State of Oklahoma at any time, as to property within the scope thereof and situated in the State of Oklahoma) with respect to the Personalty, Fixtures and Leases. To this end, Mortgagor has GRANTED, BARGAINED, CONVEYED, ASSIGNED, TRANSFERRED, AND SET OVER, and by these presents does GRANT, BARGAIN, CONVEY, ASSIGN, TRANSFER AND SET OVER, unto Mortgagee, a security interest and all of Mortgagor’s right, title and interest in, to and under the Personalty, Fixtures and Leases to secure the full and timely performance and discharge of the Obligations, subject only to the Permitted Encumbrances.

9.2      Financing Statements. Mortgagor hereby authorizes Mortgagee to file such “Financing Statements,” and Mortgagor hereby agrees to execute and deliver such further assurances as Mortgagee may, from time to time, consider reasonably necessary to create, perfect and preserve Mortgagee’s security interest herein granted and Mortgagee may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest.

9.3      Uniform Commercial Code Remedies. Subject, in each case, to the rights of any Lienholder under or pursuant to the Senior Liens, and the terms and provisions of the SNDA and this Mortgage, Mortgagee shall have all the rights, remedies and recourses (other than auction and sale rights) with respect to the Personalty, Fixtures and Leases afforded to it by the aforesaid Uniform Commercial Code (as in effect in the State of Oklahoma at any time, as to property within the scope thereof and situated in the State of Oklahoma) in addition to, and not in limitation of, the other rights, remedies and recourses afforded by this Mortgage.

9.4      No Obligation of Mortgagee. The assignment and security interest herein granted shall not be deemed or construed to constitute Mortgagee as a trustee in possession of the Mortgaged Property, to obligate Mortgagee to lease the Mortgaged Property or attempt to do same, or to take any action, incur any expense or perform or discharge any obligation, duty or liability whatsoever.

9.5      Fixture Filing. This Mortgage shall constitute a “fixture filing” for all purposes of the Uniform Commercial Code as in effect in the State of Oklahoma. All or part of the Mortgaged Property are or are to become fixtures; information concerning the security interest herein granted may be obtained at the addresses set forth on the first page hereof. The address of the Secured Party (Mortgagee) is the address set forth in Section 1.1(a) and the address of the Debtor (Mortgagor) is the address set forth in the opening recital of this Mortgage.

9.6      Satisfaction and Release. If (a) all Obligations secured hereby shall be paid, performed and satisfied in full, (b) the Mortgaged Property (or any portion thereof, in which case the provisions of clauses (i) through (iv) below shall be applicable only to such portion) shall be sold, consigned, conveyed or transferred in accordance with the provisions of the Pipelines and Terminals Agreement, (c) the Pipelines and Terminals Agreement shall be terminated, cancelled or otherwise expire (except to the extent terminated by Mortgagee pursuant to a Force Majeure event affecting Mortgagor or an HEP Event of Default (each as defined in such agreement) and in accordance with Section 10(b) or Section 17(b) of the Pipelines and Terminals Agreement, as applicable), and the Obligations of HEP set forth in Section 13(c) of the Pipelines and Terminals Agreement shall no longer be applicable, and/or (d) at any time Mortgagor’s or HEP’s (in the event Mortgagor does not have a stand-alone credit rating) senior unsecured debt has an Investment Grade Rating (as hereinafter defined) from both Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Group (“S&P”) (or any successor to the rating business of either thereof), then (i) this Mortgage shall be null and void, (ii) the liens and security interests created by this Mortgage shall be released as promptly as practicable, (iii) the Mortgaged Property shall revert to Mortgagor (or the transferee in the case of clause (b) above) free and clear of the liens and security interests created by this Mortgage, and (iv) Mortgagee shall execute and deliver, or cause to be executed and delivered, instruments of satisfaction and release that are reasonably requested by Mortgagor. Otherwise, this Mortgage shall remain and continue in full force and effect. As used in this Section 9.6, the term “Investment Grade Rating” shall mean a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, or BBB- (or the equivalent) by S&P.

ARTICLE 10

MISCELLANEOUS

10.1      Performance at Mortgagor’s Expense. The cost and expense of performing or complying with any and all of the Obligations shall be borne solely by Mortgagor and/or HEP to the extent provided in the Pipelines and Terminals Agreement.

10.2      Survival of Obligations. Each and all of the Obligations shall survive the execution and delivery of the Security Documents and shall continue in full force and effect until the Obligations have been performed and discharged in full.

10.3      Further Assurances. Mortgagor, upon the request of Mortgagee, will execute, acknowledge, deliver and record and/or file such further instruments and do such further acts as may be necessary, desirable or proper to carry out more effectively the purpose of the Security Documents and to subject to the liens and security interests thereof any property intended by the terms thereof to be covered thereby, including specifically but without limitation, any renewals, additions, substitutions, replacements, betterments or appurtenances to the then Mortgaged Property.

10.4      Recording and Filing. Mortgagor will cause the Security Documents and all amendments and supplements thereto and substitutions therefor to be recorded, filed, re-recorded and refiled in such manner and in such places as Mortgagee shall reasonably request, and will pay all such recording, filing, re-recording and refiling taxes, fees and other charges.

10.5      Notices. All notices or other communications required or permitted to be given pursuant to this Mortgage shall be in writing and shall be considered as properly given if mailed by first-class United States mail, postage prepaid, registered or certified with return receipt requested, or by delivering same in person to the intended addressee or by prepaid telegram. Notice so mailed shall be effective two days following its deposit. Notice given in any other manner shall be effective only if and when received by the addressee. For purposes of notice, the addresses of Mortgagee and Mortgagor shall be as set forth in Section 1.1(a) and the opening recital hereinabove, respectively; provided, however, that either party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days’ notice to the other party in the manner set forth hereinabove.

10.6      No Waiver. Any failure by Mortgagee to insist, or any election by Mortgagee not to insist, upon strict performance by Mortgagor of any of the terms, provisions or conditions of the Security Documents shall not be deemed to be a waiver of same or of any other terms, provision or condition thereof and Mortgagee shall have the right at any time or times thereafter to insist upon strict performance by Mortgagor of any and all of such terms, provisions and conditions.

10.7      Mortgagee’s Right to Perform the Obligations. If Mortgagor shall fail, refuse or neglect to make any payment or perform any act required by the Security Documents (after giving effect to any applicable notice and cure period), then at any time thereafter, and without further notice to or demand upon Mortgagor and without waiving or releasing any other right, remedy or recourse Mortgagee may have because of same, Mortgagee may (but shall not be obligated to) make such payment or perform such act for the account of and at the expense of Mortgagor, and shall have the right to enter upon or in the Real Property for such purpose and to take all such action thereon and with respect to the Mortgaged Property as it may deem necessary or appropriate but in any case subject to the rights of any Lienholder arising under or pursuant to the Senior Liens and the terms and provisions of the SNDA. If Mortgagee shall elect to pay any Imposition or other sums due with reference to the Mortgaged Property, Mortgagee may do so in reliance on any bill, statement or assessment procured from the appropriate Governmental Entity or other issuer thereof without inquiring into the accuracy or validity thereof. Similarly, in making any payments to protect the security intended to be created by the Security Documents, Mortgagee shall not be bound to inquire into the validity of any apparent or threatened adverse title, lien, encumbrance, claim or charge before making an advance for the purpose of preventing or removing the same. Mortgagor shall indemnify Mortgagee for all losses, expenses, damage, claims and causes of action, including reasonable attorneys’ fees, incurred or accruing by reason of any acts performed by Mortgagee pursuant to the provisions of this Section 10.7 or by reason of any other provision in the Security Documents. All sums paid by Mortgagee pursuant to this Section 10.7 and all other sums expended by Mortgagee to which it shall be entitled to be indemnified, together with interest thereon at the maximum rate allowed by law from the date of such payment or expenditure, shall be secured by the Security Documents and shall be paid by Mortgagor to Mortgagee upon demand.

10.8      Covenants Running with the Land. All Obligations contained in the Security Documents are intended by the parties to be, and shall be construed as, covenants running with the Mortgaged Property.

10.9      Successors and Assigns. All of the terms of the Security Documents shall apply to, be binding upon and inure to the benefit of the parties thereto, their successors and assigns, and all other Persons claiming by, through or under them.

10.10      Severability. The Security Documents are intended to be performed in accordance with, and only to the extent permitted by, all applicable Legal Requirements. If any provision of any of the Security Documents or the application thereof to any Person or circumstance shall, for any reason and to any extent, be invalid or unenforceable neither the remainder of the instrument in which such provision is contained nor the application of such provision to other Persons or circumstances nor the other instruments referred to hereinabove shall be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

10.11      Entire Agreement and Modification. The Security Documents contain the entire agreements between the parties relating to the subject matter hereof and thereof and all prior agreements relative thereto which are not contained herein or therein are terminated. Notwithstanding anything herein to the contrary, Mortgagor and, by its acceptance hereof, Mortgagee hereby acknowledge and agree that in the event that any of the terms or provisions of this Mortgage conflict with any terms or provisions of the Pipelines and Terminals Agreement, the terms or provisions of the Pipelines and Terminals Agreement shall govern and control for all purposes . The Security Documents may not be amended, revised, waived, discharged, released or terminated orally but only by a written instrument or instruments (a) executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted, and (b) consented to by the Lienholders to the extent any such amendment, revision, waiver, discharge, release or termination would be materially adverse to the rights of any such Lienholder. Any alleged amendment, revision, waiver, discharge, release or termination which is not so documented shall not be effective as to any party.

10.12      Counterparts. This Mortgage may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute but one instrument.

10.13      Applicable Law. The Security Documents shall be governed by and construed according to the laws of the State of Oklahoma (excluding any conflicts of law, rule or principle that might refer such matters to the laws of another jurisdiction).

10.14      No Partnership. Nothing contained in the Security Documents is intended to, or shall be construed as, creating to any extent and in any manner whatsoever, any partnership, joint venture, or association between Mortgagor and Mortgagee, or in any way make Mortgagee a coprincipal with Mortgagor with reference to the Mortgaged Property, and any inferences to the contrary are hereby expressly negated.

10.15      Headings. The Article, Section and Subsection entitlements hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections.

10.16      Waiver of Stay, Moratorium, and Similar Rights. Mortgagor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any appraisement, valuation, stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Mortgage or the indebtedness secured hereby, or any agreement between Mortgagor and Mortgagee or any rights or remedies Mortgagee may have thereunder, hereunder or by law.

10.17      Transfer of Mortgaged Property. No sale, lease, exchange, assignment, conveyance or other transfer (each, a “Transfer”) of the Mortgaged Property will extinguish the lien or security interest created by this Mortgage, except to the extent provided in Section 9.6 of this Mortgage or in the Pipelines and Terminals Agreement. As a condition to any Transfer, Mortgagee may (a) require the express assumption of the Obligations by the transferee (with or without the release of Mortgagor from liability in respect thereof), and (b) require the execution of an assumption agreement, modification agreements, supplemental security documents and financing statements satisfactory in form and substance to Mortgagee.

10.18      Estoppel Certificates. Mortgagor and Mortgagee agree to execute and deliver from time to time, upon the request of the other party, a certificate regarding the status of the Pipelines and Terminals Agreement, consisting of statements, if true (or if not, specifying why not), (a) that the Pipelines and Terminals Agreement is in full force and effect, (b) the date through which payments have been paid, (c) the date of the commencement of the term of the Pipelines and Terminals Agreement, (d) the nature of any amendments or modifications of the Pipelines and Terminals Agreement, (e) to such party’s actual knowledge without investigation, no default, or state of facts which with the passage of time or notice (or both) would constitute a default, exists under the Pipelines and Terminals Agreement, (f) to such party’s actual knowledge without investigation, no setoffs, recoupments, estoppels, claims or counterclaims exist against the other party under the Pipelines and Terminals Agreement, and (g) such other factual matters as may be reasonably requested.

10.19      Final Agreement. Mortgagor acknowledges receipt of a copy of this instrument at the time of execution hereof. Mortgagor acknowledges that, except as incorporated in writing in this Mortgage, there are not, and were not, and no persons are or were authorized to make any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the matters addressed in this Mortgage. THE WRITTEN AGREEMENTS HEREIN REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[SIGNATURE PAGE TO FOLLOW]

     WITNESS THE EXECUTION HEREOF as of the date first above written.

MORTGAGOR:

HEP FIN-TEX/TRUST-RIVER, L.P.,
a Texas limited partnership

By:	HEP Pipeline GP, L.L.C., a Delaware limited
liability company, its General Partner

By:	Holly Energy Partners — Operating, L.P.,
a Delaware limited partnership,
its Sole Member

By:	HEP Logistics GP, L.L.C.,
a Delaware limited liability company,
its General Partner

By:	Holly Energy Partners, L.P.,
a Delaware limited partnership,
its Sole Member

By:	HEP Logistics Holdings, L.P.,
a Delaware limited partnership,
its General Partner

By:	Holly Logistic Services, L.L.C.,
a Delaware limited liability company,
its General Partner

By:

W. John Glancy,
Vice President, General Counsel and Secretary

EMPLOYER IDENTIFICATION NUMBER OF MORTGAGOR:

ORGANIZATIONAL NUMBER OF MORTGAGOR:

[Signature Page]

THE STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

        THIS INSTRUMENT was acknowledged before me on March 1, 2005 by W. John Glancy, Vice President, General Counsel and Secretary of Holly Logistic Services, L.L.C., a Delaware limited liability company, as General Partner of HEP Logistics Holdings, L.P., a Delaware limited partnership, as General Partner of Holly Energy Partners, L.P., a Delaware limited partnership, the Sole Member of HEP Logistics GP, L.L.C., a Delaware limited liability company, as General Partner of Holly Energy Partners — Operating, L.P., a Delaware limited partnership, the Sole Member of HEP Pipeline GP, L.L.C., a Delaware limited liability company, as General Partner of HEP Fin-Tex/Trust-River, L.P., a Texas limited partnership, on behalf of such entities.

Notary Public in and for the State of Texas

My Commission Expires	Printed Name of Notary

[Signature Page]

Exhibit A

Part I -	Description of Terminals
Part II -	Description of Terminal Fee Land
Part III -	Terminal Leases
Part IV -	Terminal Easements
Part V -	Terminal Improvements
Part VI -	Terminal Equipment
Part VII -	Terminal Contracts
Part VIII -	Intellectual Property
Part IX -	Terminal Permits

A-1

EXHIBIT B

Part I -	Description of Pipelines
Part II -	Description of Pipeline Fee Land
Part III -	Pipeline Leases
Part IV -	Pipeline Easements
Part V -	Pipeline Improvements
Part VI -	Pipeline Equipment
Part VII -	Pipeline Contracts
Part VIII -	Intellectual Property
Part IX -	Pipeline Permits

B-1

ATTACHMENT 1

FORM OF SUBORDINATION, NON-DISTURBANCE
AND ATTORNMENT AGREEMENT

After recording, return to:
Bracewell & Patterson, L.L.P.
South Tower Pennzoil Place
711 Louisiana Street, Suite 2900
Houston, Texas 77002
Attn: Stephanie Koo Song

SUBORDINATION, NON-DISTURBANCE
AND ATTORNMENT AGREEMENT

        This Subordination, Non-Disturbance and Attornment Agreement (this “Agreement”) is executed as of March 1, 2005, among Union Bank of California, N.A., in its capacity as administrative agent (or any assignee of or successor to such administrative agent) under the Credit Agreement (as defined below) and on behalf of the Credit Parties (as defined below) (“Administrative Agent”), Alon USA, LP, a Texas limited partnership (“Alon”) and Credit Suisse First Boston, acting through its Cayman Islands Branch, in its capacity as administrative agent and collateral agent (or any assignee of or successor to such administrative agent and/or collateral agent) (“Alon Administrative Agent”) for the Secured Parties (as defined in the Guarantee and Collateral Agreement, dated as of January 14, 2004 (the “Alon Security Agreement”), among Alon USA, Inc., the subsidiaries of Alon USA, Inc. party thereto and Alon Administrative Agent, as amended, extended, renewed, restated, supplemented or otherwise modified from time to time), and its successors in such capacity. [Paragraph to be revised/conformed for Alon Revolving Agent]

RECITALS:

        A.     Holly Energy Partners — Operating, L.P., a Delaware limited partnership (“Operating”), the financial institutions party thereto from time to time (individually, a “Financial Institution” and collectively, the “Financial Institutions”), the Financial Institutions issuing letters of credit thereunder from time to time, if any (individually, an “Issuing Bank” and collectively, the “Issuing Banks”), the Financial Institutions or any affiliate thereof that have entered into hedging arrangements with Operating or any subsidiary thereof from time to time (individually, a “Swap Counterparty” and collectively, the “Swap Counterparties” and, together with Administrative Agent, the Financial Institutions and the Issuing Banks, being collectively referred to herein as the “Credit Parties”) are parties to that certain Credit Agreement dated as of July 7, 2004 (as heretofore and hereafter renewed, extended, amended, supplemented, replaced, modified and/or restated from time to time, the “Credit Agreement”).

1-1

        B.     The Financial Institutions are the present owners and holders of certain promissory notes dated July 7, 2004, in the aggregate principal amount of $100,000,000, executed by Operating and payable to the order of each such Financial Institution (as heretofore and hereafter renewed, extended, amended, supplemented, replaced, modified, and/or restated from time to time, the “Notes”). Administrative Agent, for the ratable benefit of the Credit Parties, is the beneficiary of that certain (i) Mortgage, Deed of Trust, Security Agreement, Assignment of Rents and Leases, Fixture Filing and Financing Statement dated as of March 1, 2005 (as heretofore and hereafter renewed, extended, amended, supplemented, replaced, modified, and/or restated from time to time, the “Senior Texas Deed of Trust”), and (ii) Mortgage, Security Agreement, Assignment of Rents and Leases, Fixture Filing and Financing Statement dated as of March 1, 2005 (as heretofore and hereafter renewed, extended, amended, supplemented, replaced, modified, and/or restated from time to time, the “Senior Oklahoma Mortgage” and, together with the Senior Texas Deed of Trust, collectively, the “Senior Mortgage”), and the secured party under certain other security agreements and documents entered into in connection with the Credit Agreement (as heretofore and hereafter renewed, extended, amended, supplemented, replaced, modified, and/or restated from time to time, the “Security Instruments” and, together with the Credit Agreement, the Notes, the Senior Mortgage and any other documents, instruments and agreements executed and/or delivered in connection with the Credit Agreement, collectively, the “Senior Loan Documents”).

        C.     Pursuant to the Senior Loan Documents and to secure the Notes and the other Secured Obligations (as defined in the Senior Mortgage), HEP Fin-Tex/Trust River, L.P., a Texas limited partnership (“HEP Fin-Tex”), a subsidiary of Holly Energy Partners, L.P., a Delaware limited partnership (“HEP”), granted a security interest and mortgage lien to or for the benefit of Administrative Agent, covering the right, title and interest of HEP Fin-Tex in certain property described in Exhibit A attached hereto (the “Property”).

        D.     Alon is the current owner of certain rights and interests under and pursuant to the provisions of that certain Pipelines and Terminals Agreement dated as of February 28, 2005 between HEP and Alon (together with any amendments, restatements or modifications from time to time made thereto, the “Pipeline and Terminals Agreement”).

        E.     Alon is the current beneficiary of certain liens and security interests in a portion of the Property (the “Subordinated Liens”) under and pursuant to the provisions of that certain (i) Mortgage and Deed of Trust (with Security Agreement and Financing Statement) (the “Alon Texas Deed of Trust”) dated as of March 1, 2005 executed by HEP Fin-Tex to Harlin R. Dean, Trustee, for the benefit of Alon, securing the Obligations (as defined in the Alon Texas Deed of Trust), such Alon Texas Deed of Trust being recorded (or to be recorded) in various counties in the State of Texas, and (ii) Mortgage (with Security Agreement and Financing Statement) (the “Alon Oklahoma Mortgage” and, together with the Alon Texas Deed of Trust, collectively, the “Alon Mortgage”) dated as of March 1, 2005 executed by HEP Fin-Tex to Alon, securing the Obligations (as defined in the Alon Oklahoma Mortgage), such Alon Oklahoma Mortgage being recorded (or to be recorded) in various counties in the State of Oklahoma.

        F.     Alon has agreed to subordinate its Subordinated Liens under the Alon Mortgage (but not, pursuant to this Agreement, any of its rights and interests under the Pipelines and Terminals Agreement) to (i) the Senior Mortgage and the other Senior Loan Documents, and (ii)

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any other mortgage, deed of trust or security instrument granted by a Purchaser (as defined below) or any subsequent purchaser of any portion of the Mortgaged Property (as heretofore and hereafter renewed, extended, amended, supplemented, replaced, modified, and/or restated from time to time, a “Future Senior Mortgage”) that secures debt and obligations of, and other extensions of credit to, such Purchaser or purchaser (together with the Secured Obligations (as defined in the Senior Mortgage), referred to herein as the “Senior Secured Obligations”) and Administrative Agent has agreed that it and any such Purchaser at foreclosure of the Senior Mortgage shall recognize and not disturb or extinguish the Alon Mortgage, all on the terms and conditions hereinafter set forth.

AGREEMENTS:

        NOW, THEREFORE, in consideration of Ten Dollars ($10) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Administrative Agent and Alon hereby covenant and agree as follows:

1.      Subordination of Alon Mortgage.

            (a)     Subject to the provisions of Section 3 and Section 4 hereof, the Subordinated Liens of Alon under the Alon Mortgage and all of the terms, covenants and provisions of the Alon Mortgage, and all rights, remedies and options of Alon thereunder, are and shall at all times continue to be subject, subordinate and inferior in all respects to the Senior Loan Documents and any Future Senior Mortgage and to the liens and security interests thereof and to all amendments, modifications, and replacements thereof, with the same force and effect as if the Senior Loan Documents, or if applicable, the Future Senior Mortgage, had been executed, delivered and recorded prior to the execution, delivery and recordation of the Alon Mortgage. This Agreement is not intended, and shall not be construed, to (i) subordinate the rights and interests of Alon under the Pipelines and Terminals Agreement (including Alon’s right to quiet enjoyment under the Pipelines and Terminals Agreement or any claims, remedies or damages that may be due or available to, or become due or available to, Alon under the Pipelines and Terminals Agreement), or (ii) subordinate the Alon Mortgage to any mortgage, deed of trust, assignment, security agreement, financing statement or other security document, other than, with respect to clause (ii), the Senior Loan Documents and the Future Senior Mortgage. Nothing in this Agreement shall impair, as between HEP or Operating, on the one hand, and Alon, on the other hand, the obligations of HEP and Operating, which are absolute and unconditional, to perform the Obligations in accordance with their terms.

            (b)     Notwithstanding anything herein or in the Alon Mortgage to the contrary, Alon hereby acknowledges and agrees, and HEP Fin-Tex by its consent to this Agreement acknowledges and agrees, that (i) in the event that any of the terms or provisions of this Agreement conflict with any terms or provisions of the Alon Mortgage, the terms or provisions of this Agreement shall govern and control for all purposes; and (ii) without the written prior consent of the Administrative Agent or the beneficiary of any Future Senior Mortgage (together with the Credit Parties, the “Senior Beneficiaries”), neither Alon nor HEP Fin-Tex (nor any future owner of the Mortgaged Property) will amend, revise, supplement, replace, restate, or otherwise modify the Alon Mortgage if such amendment, revision, supplement, replacement,

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restatement or other modification would be materially adverse to the rights of any Senior Beneficiary.

2.      Relative Rights and Priorities. Subject to the provisions of Section 1, Section 3 and Section 4 hereof:

            (a)     Until the Senior Secured Obligations have been indefeasibly paid in full, all commitments to extend credit under the Credit Agreement (or if applicable, any agreement governing obligations secured by a Future Senior Mortgage) have terminated, and all letters of credit issued thereunder have been terminated and returned (the “Senior Obligations Payment Date”), Alon will not commence any foreclosure (whether a judicial foreclosure or non-judicial foreclosure) of the Alon Mortgage or accept a deed or assignment in lieu of foreclosure.

            (b)     Alon agrees that, until the Senior Obligations Payment Date has occurred:

                (i)     it will not take or cause to be taken any action, the purpose or effect of which is to make any Subordinated Lien pari passu with or senior to, or to give Alon any preference or priority relative to, the liens and security interests with respect to the Senior Secured Obligations;

                (ii)     it will not oppose, object to, interfere with, hinder or delay, in any manner, whether by judicial proceedings (including without limitation the filing of an Insolvency Proceeding (as herein defined)) or otherwise, any foreclosure, sale, lease, exchange, transfer or other disposition of the Mortgaged Property (as defined in the Alon Mortgage and with the same meaning herein as therein defined) by any of the Senior Beneficiaries or any other Enforcement Action taken by or on behalf of any of the Senior Beneficiaries;

                (iii)     it has no right to (x) direct any of the Senior Beneficiaries to exercise any right, remedy or power with respect to the Mortgaged Property or pursuant to the Senior Loan Documents or any Future Senior Mortgage or (y) consent or object to the exercise by any of the Senior Beneficiaries of any right, remedy or power with respect to the Mortgaged Property or pursuant to the Senior Loan Documents or any Future Senior Mortgage or to the timing or manner in which any such right is exercised or not exercised (or, to the extent they may have any such right described in this clause (iii), whether as a junior lien creditor or otherwise, they hereby irrevocably waive such right); and

                (iv)     it will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim against any of the Senior Beneficiaries seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, and none of the Senior Beneficiaries shall be liable for any action taken or omitted to be taken by any of the Senior Beneficiaries with respect to the Mortgaged Property or pursuant to the Senior Loan Documents or any Future Senior Mortgage.

            (c)     Until the Senior Obligations Payment Date has occurred, Alon agrees that it shall not, in or in connection with any Insolvency Proceeding, file any pleadings or motions,

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take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case, that is inconsistent with the terms or spirit of, or intent of the parties with respect to, this Agreement, including, without limitation, with respect to the determination of any liens or claims held by any of the Senior Beneficiaries (including the validity and enforceability thereof) or the value of any claims of such parties under the United States Bankruptcy Code or otherwise; provided that Alon may file a proof of claim in an Insolvency Proceeding, subject to the limitations contained in this Agreement and only if consistent with the terms and the limitations imposed hereby.

            (d)     Until the Senior Obligations Payment Date has occurred, whether or not an Insolvency Proceeding has been commenced by or against the owner of the Mortgaged Property, any of the Senior Beneficiaries shall have the exclusive right to take and continue any Enforcement Action with respect to the Mortgaged Property, without any consultation with or consent of Alon. Upon the occurrence and during the continuance of a default or an event of default under the Senior Loan Documents or any Future Senior Mortgage, any of the Senior Beneficiaries may take and continue any Enforcement Action with respect to the Senior Secured Obligations and the Mortgaged Property in such order and manner as they may determine in their sole discretion.

            (e)     Alon shall not object to or contest, or support any other person or entity in contesting or objecting to, in any proceeding (including without limitation, any Insolvency Proceeding), the validity, extent, perfection, priority or enforceability of any lien or security interest in the Mortgaged Property granted in favor of any of the Senior Beneficiaries. Notwithstanding any failure by any of the Senior Beneficiaries or Alon or their respective representatives to perfect its liens in the Mortgaged Property or any avoidance, invalidation or subordination by any third party or court of competent jurisdiction of the liens in the Mortgaged Property granted in favor of any of the Senior Beneficiaries or Alon, the priority and rights as between any of the Senior Beneficiaries and Alon and their representatives with respect to the Mortgaged Property shall be as set forth herein.

        As used in this Section 2, the following terms shall have the following meanings:

        “Enforcement Action” means any demand for payment or acceleration thereof, the bringing of any lawsuit or other proceeding, the exercise of any rights and remedies, directly or indirectly, with respect to any Mortgaged Property, any enforcement or foreclosure of any lien or security interest, any sale in lieu of foreclosure, the taking of possession, exercise of any offset, repossession, garnishment, sequestration or execution, any collection of any Mortgaged Property, any notice to account debtors on any Mortgaged Property or the commencement or prosecution of enforcement of any of the rights and remedies under the Senior Loan Documents or applicable law, including without limitation the exercise of any rights of set-off or recoupment, and the exercise of any rights or remedies of a secured creditor under the uniform commercial code of any applicable jurisdiction, under the United States Bankruptcy Code, as amended from time to time or otherwise; provided, that, the exercise or enforcement by Alon of its rights under the Pipelines and Terminals Agreement shall not constitute an Enforcement Action.

        “Insolvency Proceeding” means any proceeding in respect of bankruptcy, insolvency, winding up, receivership, dissolution or assignment for the benefit of creditors, in each of the

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foregoing events whether under the United States Bankruptcy Code, as amended from time to time or any similar federal, state or foreign bankruptcy, insolvency, reorganization, receivership or similar law.

3.      Recognition and Non-Disturbance of Alon Mortgage. If Administrative Agent, any other Credit Party or any other person (Administrative Agent, any other Credit Party or such other person being herein called a “Purchaser”) shall become the owner of any part of the Property by reason of the foreclosure (whether a judicial foreclosure or non-judicial foreclosure) of the Senior Mortgage or the acceptance of a deed or assignment in lieu of foreclosure or otherwise (any of such being herein called a “Foreclosure Event”), then for so long as the Pipelines and Terminals Agreement is in effect, the Purchaser shall (i) recognize the Alon Mortgage, and the Alon Mortgage shall not be terminated or affected thereby, but shall continue in full force and effect upon all of the terms, covenants and conditions set forth in the Alon Mortgage, and (ii) be bound by and subject to all of the terms, provisions, covenants and conditions of the Alon Mortgage; provided, that, the Alon Mortgage shall be subordinated to any Future Senior Mortgage, regardless of whether such Future Senior Mortgage is a direct replacement of an existing Senior Mortgage or Security Instrument, and any such Future Senior Mortgage shall be considered a “Senior Mortgage” for purposes of this Agreement and the Alon Mortgage. Administrative Agent shall not name Alon as a party in any foreclosure or other proceeding relating to the Senior Mortgage or Notes, and shall not claim, or seek adjudication, that the Alon Mortgage has been terminated or otherwise adversely affected by any Foreclosure Event.

4.      Pipelines and Terminals Agreement. Administrative Agent recognizes and confirms that the Pipelines and Terminals Agreement, and the rights and interests of Alon thereunder, shall in no way be restricted, limited or otherwise affected by this Agreement, the Alon Mortgage, the Senior Mortgage, any Future Senior Mortgage, the Security Instruments or any liens or security interests thereof; provided, however, that, Alon agrees that nothing in the Pipelines and Terminals Agreement shall (a) prevent any Purchaser or subsequent purchaser from owning or operating the Mortgaged Property, so long as such Purchaser or subsequent purchaser shall have assumed, and be in compliance with, HEP’s obligations under the Pipelines and Terminals Agreement and shall have executed an “SNDA” as defined in, and in accordance with, Article 6 of the Alon Mortgage, or (b) be deemed to invalidate or require the release of any Senior Beneficiary’s liens in the Mortgaged Property in connection with the exercise by Alon of a purchase option under the Pipelines and Terminals Agreement or otherwise. Administrative Agent, both for itself and for any Purchaser, further agrees that upon any Foreclosure Event, the Pipelines and Terminals Agreement shall not be terminated or affected thereby, nor shall Alon’s right to ship or store petroleum products through the pipelines or in the terminals, respectively, constituting a portion of the Property in accordance with the provisions of the Pipelines and Terminals Agreement (or any other rights of Alon under the Pipelines and Terminals Agreement) be affected or disturbed because of the Foreclosure Event, but rather the Pipelines and Terminals Agreement shall continue in full force and effect as direct obligations between the Purchaser and Alon, upon all of the terms, covenants and conditions set forth in the Pipelines and Terminals Agreement. Neither Administrative Agent nor any Purchaser shall name Alon as a party in any foreclosure or other proceeding relating to the Senior Mortgage or Notes, and neither Administrative Agent nor any Purchaser shall claim, or seek adjudication, that the Pipelines and Terminals Agreement has been terminated or otherwise adversely affected by any Foreclosure

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Event. Notwithstanding the foregoing, in the event that the Pipelines and Terminals Agreement is rejected in bankruptcy or is otherwise terminated, the Purchaser shall, promptly upon request by Alon, enter into a pipelines and terminals agreement with Alon on substantially the same terms (and with tariffs and minimum volumes commensurate with those then applicable under the Pipelines and Terminals Agreement) and conditions as the rejected or terminated Pipelines and Terminals Agreement, but having a term commencing on the date on which Purchaser acquired title to any portion of the Property. The immediately preceding sentence shall be deemed to be a covenant running with the land and shall be binding on any person or entity that acquires title to all or party of the Property by, through or under the Senior Mortgage.

5.      Attornment With Respect to the Pipelines and Terminals Agreement. Upon the occurrence of any Foreclosure Event, Alon shall attorn to the Purchaser, the Purchaser shall accept such attornment, and the Purchaser and Alon shall be bound to each other under all of the terms, provisions, covenants and conditions of the Pipelines and Terminals Agreement; provided, that, except for Alon’s express rights and remedies under the Pipelines and Terminals Agreement, in no event shall the Purchaser be liable for any act, omission, default, misrepresentation, or breach of warranty of HEP or HEP Fin-Tex (or any owner of the Mortgaged Property prior to such Purchaser) or obligations accruing prior to Purchaser’s actual ownership of the Property. The provisions of this Agreement regarding attornment by Alon shall be self-operative and effective without the necessity of execution of any new document on the part of any party hereto or the respective heirs, legal representatives, successors or assigns of any such party. Alon agrees, however, to execute and deliver upon the request of Purchaser, any instrument or certificate which in the reasonable judgment of Purchaser may be necessary or appropriate to evidence such attornment.

6.      Estoppel Certificate. Alon agrees to execute and deliver from time to time, upon the request of any of the Senior Beneficiaries, a certificate regarding the status of the Pipelines and Terminals Agreement, consisting of statements, if true (or if not, specifying why not), (a) that the Pipelines and Terminals Agreement is in full force and effect, (b) the date through which payments have been paid, (c) the date of the commencement of the term of the Pipelines and Terminals Agreement, (d) the nature of any amendments or modifications of the Pipelines and Terminals Agreement, (e) to Alon’s actual knowledge without investigation, no default, or state of facts which with the passage of time or notice (or both) would constitute a default, exists under the Pipelines and Terminals Agreement, (f) to Alon’s actual knowledge without investigation, no setoffs, recoupments, estoppels, claims or counterclaims exist against HEP under the Pipelines and Terminals Agreement, and (g) such other factual matters as may be reasonably requested.

7.      [Intentionally Omitted].

8.      Reliance on Notices. HEP Fin-Tex agrees that Alon may rely upon any and all notices from Administrative Agent or any Purchaser, even if such conflict with notices from HEP Fin-Tex.

9.      Notices. All notices, consents and other communications pursuant to the provisions of this Agreement shall be in writing and shall be sent by (a) registered or certified mail, postage

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prepaid, return receipt requested, (b) nationally recognized overnight delivery service, or (c) telecopier, addressed as follows:

If to Administrative Agent:	Union Bank of California, N.A.
445 South Figueroa Street, 15th Floor
Los Angeles, California 90071
Attention: Don Smith
Telecopy: (213) 236-6823
If to Alon:	Alon USA, LP
7616 LBJ Freeway, Suite 300
Dallas, Texas 75251
Attention: General Counsel
Telecopy: (972) 367-3723

        Notice sent by registered or certified mail, postage prepaid, return receipt requested, shall be deemed given and received on the third Business Day (hereinafter defined) after being deposited in the United States mail, notice sent by nationally recognized overnight delivery service shall be deemed given in conformity with this paragraph and received on the first Business Day after being deposited with such delivery service, and notice given by telecopier shall be deemed given and received upon actual receipt if received during the recipient’s normal business hours or at the beginning of the recipient’s next Business Day after receipt if not received during the recipient’s normal business hours. Each party may designate a change of address by notice to the other party. “Business Day” means a day upon which commercial banks are not authorized or required by law to close in Dallas, Texas.

10.      Binding Effect. This Agreement shall be binding upon Administrative Agent and Alon and inure to the benefit of the Senior Beneficiaries and Alon and their respective successors and assigns. Alon assigns to Alon Administrative Agent its rights hereunder and under the Pipelines and Terminals Agreement by way of a collateral assignment. The parties agree that any person that shall become the owner of any of the rights of Alon hereunder or under the Pipelines and Terminals Agreement by reason of the foreclosure (whether a judicial foreclosure or non-judicial foreclosure and including, without limitation, Alon Administrative Agent) of the Alon Security Agreement or the acceptance of a deed or assignment in lieu of foreclosure or otherwise pursuant to the exercise by Alon Administrative Agent of its rights under the Alon Security Agreement (“Alon Successor”) shall (a) have the same rights as Alon hereunder and under the Pipelines and Terminals Agreement, including, without limitation, under this Section 10, and (b) be bound by and subject to all of the terms, provisions, covenants and conditions of this Agreement. HEP Fin-Tex has assigned to Administrative Agent its rights hereunder, and HEP has assigned to Administrative Agent its rights under the Pipelines and Terminals Agreement by way of a collateral assignment. The parties agree that any person that shall become the owner of any of the rights of HEP Fin-Tex hereunder, or any of the rights of HEP under the Pipelines and Terminals Agreement by reason of foreclosure (whether a judicial foreclosure or non-judicial foreclosure and including, without limitation, Administrative Agent) or the acceptance of a deed or assignment in lieu of foreclosure or otherwise shall (i) have the same rights as HEP Fin-Tex hereunder, and HEP under the Pipelines and Terminals Agreement, including, without limitation,

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under this Section 10, and (ii) be bound by and subject to all of the terms, provisions, covenants and conditions of this Agreement.

11.      General Definitions. The term “Administrative Agent” as used herein shall include the successors and assigns of Administrative Agent. The term “HEP” as used herein shall include the successors and assigns of HEP under the Pipelines and Terminals Agreement, but shall not mean or include Administrative Agent. The term “Property” as used herein shall mean the Property, the improvements now or hereafter located thereon and the estates therein encumbered by the Senior Mortgage. The term “Alon” as used herein shall include the successors and assigns of Alon hereunder and under the Pipelines and Terminals Agreement including, without limitation, any Alon Successor.

12.      Modifications. This Agreement may not be modified in any manner or terminated except by an instrument in writing executed by the parties hereto.

13.      Governing Law. This Agreement shall be governed by and construed under the laws of the State in which the Property is located.

14.      Duplicate Originals; Counterparts. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of such together shall constitute a single Agreement.

[REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

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        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

ADMINISTRATIVE AGENT:	UNION BANK OF CALIFORNIA, N.A.,
as Administrative Agent

By:

Sean Murphy,
Vice President

ALON:	ALON USA, LP

	By:	Alon USA GP, LLC,
its General Partner

By:
Jeff D. Morris,
President and Chief Executive Officer

ALON ADMINISTRATIVE AGENT:	CREDIT SUISSE FIRST BOSTON,
acting through its Cayman Islands Branch,
as Alon Administrative Agent

By:

Name:

Title:

By:

Name:

Title:

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HEP FIN-TEX’S CONSENT

The undersigned hereby consents to the foregoing Subordination, Non-Disturbance and Attornment Agreement and, without limitation, agrees to the provisions of Section 8 thereof.

HEP FIN-TEX:	HEP FIN-TEX/TRUST-RIVER, L.P.,
a Texas limited partnership

	By:	HEP Pipeline GP, L.L.C., a Delaware limited
liability company, its General Partner

	By:	Holly Energy Partners — Operating, L.P.,
a Delaware limited partnership,
its Sole Member

	By:	HEP Logistics GP, L.L.C.,
a Delaware limited liability company,
its General Partner

	By:	Holly Energy Partners, L.P.,
a Delaware limited partnership,
its Sole Member

	By:	HEP Logistics Holdings, L.P.,
a Delaware limited partnership,
its General Partner

	By:	Holly Logistic Services, L.L.C.,
a Delaware limited liability company,
its General Partner

By:
W. John Glancy,
Vice President, General Counsel and Secretary

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THE STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

        THIS INSTRUMENT was acknowledged before me on March ___, 2005 by Sean Murphy, Vice President of Union Bank of California, N.A., a national banking association, as Administrative Agent, on behalf of such banking association.

Notary Public in and for the State of Texas

My Commission Expires	Printed Name of Notary

THE STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

        THIS INSTRUMENT was acknowledged before me on March ___, 2005 by Jeff D. Morris, President and Chief Executive Officer of Alon USA GP, LLC, a Texas limited liability company, the general partner of Alon USA, LP, a Texas limited partnership, on behalf of such limited liability company and limited partnership.

Notary Public in and for the State of Texas

My Commission Expires	Printed Name of Notary

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THE STATE OF	§
§
COUNTY OF	§

     THIS INSTRUMENT was acknowledged before me on March ___, 2005 by                                                                                 ,                                                                                 of Credit Suisse First Boston, a                                                             , acting through its Cayman Islands Branch, as Alon Administrative Agent, on behalf of such                                                                                 .

Notary Public in and for the State of ___

My Commission Expires	Printed Name of Notary

THE STATE OF	§
§
COUNTY OF	§

        THIS INSTRUMENT was acknowledged before me on March ___, 2005 by                   ,                                                           of Credit Suisse First Boston, a                                                             , acting through its Cayman Islands Branch, as Alon Administrative Agent, on behalf of such                                                                                 .

Notary Public in and for the State of ___

My Commission Expires	Printed Name of Notary

1-13

THE STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

        THIS INSTRUMENT was acknowledged before me on March 1, 2005 by W. John Glancy, Vice President, General Counsel and Secretary of Holly Logistic Services, L.L.C., a Delaware limited liability company, as General Partner of HEP Logistics Holdings, L.P., a Delaware limited partnership, as General Partner of Holly Energy Partners, L.P., a Delaware limited partnership, the Sole Member of HEP Logistics GP, L.L.C., a Delaware limited liability company, as General Partner of Holly Energy Partners — Operating, L.P., a Delaware limited partnership, the Sole Member of HEP Pipeline GP, L.L.C., a Delaware limited liability company, as General Partner of HEP Fin-Tex/Trust-River, L.P., a Texas limited partnership, on behalf of such entities.

Notary Public in and for the State of Texas

My Commission Expires	Printed Name of Notary

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EXHIBIT A

Property

A-1